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Exhibit 24.2

POWER OF ATTORNEY

        KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Maxine Gowen, Ph.D., Roberto Cuca and Brent B. Siler, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments to that certain Registration Statement on Form S-1 (File Number 333-191643) (including post-effective amendments) (each such document, the "Registration Statement"), and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) Promulgated under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in the Registration Statement or any such amendment or any subsequent Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

        IN WITNESS WHEREOF, this Power of Attorney has been signed by in the capacity and on the date indicated.

Signature	Title	Date

/s/ FRANCOIS NADER Francois Nader	Director	December 15, 2013

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  Exhibit 24.2
POWER OF ATTORNEY